Exhibit 99.1

Advent Technologies Receives Nasdaq Notification Regarding Compliance with
Listing Requirements and Appoints Three New Directors

Livermore, CA – Advent Technologies Holdings, Inc. (NASDAQ: ADN), an innovation-driven leader in the fuel cell and hydrogen technology sectors, today announced that it has received a letter from the Listing Qualifications Department of the Nasdaq Stock Market ("Nasdaq") confirming that the Company has rectified its previous deficiency related to the filing of its annual report on Form 10-K on August 13, 2024. The letter also informed Advent Technologies that it remains noncompliant with Nasdaq Listing Rule 5250(c)(1) due to the delayed filing of its Quarterly Reports on Form 10-Q for the periods ended March 31, 2024 (the "First Quarter 10-Q") and June 30, 2024 (the "Second Quarter 10-Q" and, together with the First Quarter 10-Q, the “Delinquent Reports”). The Nasdaq letter has no immediate impact on the listing or trading of Advent Technologies' shares.

Nasdaq has granted the Company an extension to file the Delinquent Reports until October 14, 2024. Advent Technologies is actively working to complete the necessary filings and is committed to regaining full compliance within the given timeframe.

Additionally, the Company announced, effective August 30, 2024, the resignation of each of Nora Goudroupi, Anggelos Skutaris, Larry Epstein, Wayne Threatt and Von McConnell from its Board of Directors, and the appointment of Gary Herman as a Class I member of the Board of Directors of the Company and Marc Seelenfreund and Avtar Dhaliwal as Class II members of the Board of Directors of the Company, and as members of the Audit Committee of the Board of Directors of the Company.

About Advent Technologies Holdings, Inc

Advent Technologies Holdings, Inc. is a U.S. corporation that develops, manufactures, and assembles complete fuel cell systems as well as supplying customers with critical components for fuel cells in the renewable energy sector. Advent is headquartered in California and holds the IP for next-generation HT-PEM that enables various fuels to function at high temperatures and under extreme conditions, suitable for the automotive, aviation, defense, oil and gas, marine, and power generation sectors. For more information, visit www.advent.energy.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company’s ability to maintain the listing of the Company’s common stock on Nasdaq; future financial performance; public securities’ potential liquidity and trading; impact from the outcome of any known and unknown litigation; ability to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses; expectations regarding future expenditures; future mix of revenue and effect on gross margins; attraction and retention of qualified directors, officers, employees and key personnel; ability to compete effectively in a competitive industry; ability to protect and enhance Advent’s corporate reputation and brand; expectations concerning its relationships and actions with technology partners and other third parties; impact from future regulatory, judicial and legislative changes to the industry; ability to locate and acquire complementary technologies or services and integrate those into the Company’s business; future arrangements with, or investments in, other entities or associations; and intense competition and competitive pressure from other companies worldwide in the industries in which the Company will operate; and the risks identified under the heading “Risk Factors” in Advent’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on August 13, 2024, as well as the other information filed with the SEC. Investors are cautioned not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read Advent’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements. Advent’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Contacts

Advent Technologies Holdings, Inc.
Michael Trontzos
press@advent.energy